UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 26, 1997   March 11, 1997




                       METROPOLITAN HEALTH NETWORKS, INC.
             (Exact name of registrant as specified in its charter)





          Florida                    333-5884-A                   65-0635748
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              file number)             Identification No.)




                             5100 Town Center Circle
                               Boca Raton, Florida                      33486
                     (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code:   (561) 416 9484


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Item 2.  Acquisition or Disposition of Assets

         Under a merger agreement dated October 24, 1996 (Merger Agreement) between Metropolitan Health Networks, Inc. (The "Registrant" or the "Company"), Metcare II, Inc., a wholly-owned subsidiary of the Company (Subsidiary) and Paul Wand, Inc. The Subsidiary acquired 100% of the private practice of Paul Wand M.D., (Wand), effective March 11, 1997. Pursuant to the Merger Agreement, the Registrant paid consideration in the form of 75,000 shares of Common Stock and $125,000. The Merger Agreement also provides for contingent consideration based upon future earnings of Wand of up to 75,000 additional shares of Common Stock. Dr. Paul Wand, a neurologist, is an authority in the research and treatment of traumatic brain injuries. Dr. Wand is currently planning clinical trials to obtain FDA approval in the treatment of traumatic brain injuries with a drug that has been previously approved by the FDA for treatment of patients with other diagnosis. The Wand Practice currently employs a staff of eight including a medical assistant, therapists, a certified EEG technician, an administrator and a clerical staff of three medical assistants. Dr. Wand sees approximately 6,500 patients per year and the payor mix is as follows: approximately 6% are Medicare/Medicaid, 4% private pay, 6.5% private insurance, 1% managed care, 13% Workers' Comp, 6.5% liability, 56% personal injury, 4% independent medical evaluation and 3% other. Dr. Wand receives referrals from physicians, hospitals, attorneys and insurance companies.

     Additional information was provided in the Registrant's SB-2 registration effective February 13, 1997.


Item 7. Financial Statements and Exhibits

(a) Financial Statements

         As of the date of filing of the Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such unaudited financial statements shall be filed by amendment to this Form 8-K no later than 60 days after March 26, 1997.

(b) Pro Forma Financial Information

         Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              METROPOLITAN HEALTH NETWORKS, INC.
                                                         (Registrant)



Dated: March 26, 1997


                                              By: /s/ Donald B. Cohen
                                                  Donald B. Cohen
                                                  Executive Vice President and
                                                  Chief Financial Officer






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